Exhibit 99.2

MEMORANDUM FOR LENDERS

Aetna Inc.
Five-Year Credit Agreement

March 17, 2017

Reference is made to the Fourth Amendment (the “Amendment”) to the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 and further amended as of March 2, 2015 and July 30, 2015 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the Lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Amendment.
We are pleased to inform you that documents that appear on their face to be responsive to the requirements of Section 4 of the Amendment have been received. Accordingly the Administrative Agent hereby notifies you that the effective date of the Amendment is March 17, 2017, and that the Maturity Date with respect to all Lenders is now March 27, 2021.
We thank you for assisting the Company in completing this important transaction.